Exhibit 99.1

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2016 RESULTS

31% INCREASE IN HOMEBUILDING REVENUE; 22% INCREASE IN DOLLAR VALUE OF HOMES IN BACKLOG; AND 19% INCREASE IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

NEWPORT BEACH, CA— August 5, 2016 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2016 second quarter ended June 30, 2016.

2016 Second Quarter Highlights (Comparison to 2015 Second Quarter)

•	Net income available to common stockholders of $14.6 million, up 19%, or $0.38 per diluted share, up 19%

•	Home sales revenue of $325.1 million, up 31%

•	New home deliveries of 663 homes, up 20%

•	Dollar value of orders of $423.6 million, up 13%

•	Net new home orders of 871, up 3%

•	Dollar value of homes in backlog of $575.5 million, up 22%

•	Units in backlog of 1,093, up 13%

•	Average sales locations of 72, up 7%

•	Average sales price (ASP) of new homes delivered of $490,300, up 9%

•	Homebuilding gross margin of $56.4 million, up 19%

•	Homebuilding gross margin percentage of 17.4%

•	Adjusted homebuilding gross margin percentage of 24.0%

•	SG&A percentage of 10.7%, compared to 11.4%

•	Pre-tax Income of $22.6 million, up 10%

•	Adjusted EBITDA of $48.5 million, up 25%

“We are pleased with our financial results for the second quarter as we continue to improve year-over-year, with homebuilding revenues of $325.1 million, up 31%, gross margin of $56.4 million, up 19%, SG&A percentage improvement of 70 basis points, and net income available to common stockholders of $14.6 million, or $0.38 per diluted share, up 19%,” said Matthew R. Zaist, President and Chief Executive Officer. “We also executed on an active spring selling season with net new home orders of 871, which was a monthly absorption rate of 4.0 sales per community during the quarter, ending the quarter with a rate of 4.2 sales per community in June.”

Mr. Zaist continued, “For the remainder of 2016, we will continue to focus on executing on our strategic initiatives, including conversion of our substantial backlog, which stands at 1,093 units with an associated value of $575.5 million, the highest levels since 2006.”

Operating Results

Home sales revenue for the second quarter of 2016 was $325.1 million, as compared to $247.7 million in the year-ago period, an increase of 31%. Our performance was driven by a 20% increase in the number of deliveries to 663 homes, compared to 553 homes delivered in the second quarter of 2015. Average sales price of homes delivered was $490,300 in the quarter, compared to $448,000 in the year-ago period. The 9% increase in ASP primarily reflects changes in geographic and product mix contributing to closings during the quarter.

The dollar value of orders for the second quarter of 2016 was $423.6 million, an increase of 13%, from $374.1 million in the year-ago period. Net new home orders for the quarter were 871, up 3% from 843 in the second quarter of 2015. The overall increase in net new home orders was primarily driven by an increase in community count to 72 average sales locations, from 67 in the year-ago period.

The dollar value of homes in backlog was $575.5 million as of June 30, 2016, an increase of 22% compared to $471.5 million as of June 30, 2015. The increase was driven by both a 13% increase in units in backlog to 1,093 from 968 and an 8% increase in ASP in backlog to $526,500 from $487,100 in the year-ago period.

Homebuilding gross margin percentage was 17.4% during the second quarter of 2016 and adjusted homebuilding gross margin percentage for the quarter was 24.0%.

Sales and marketing expense during the second quarter of 2016 was 5.6% of homebuilding revenue, compared to 6.0% in the year-ago quarter, driven primarily by higher homebuilding revenue and leverage on our advertising and marketing costs, compared to the prior year period. General and administrative expenses decreased to 5.1% of homebuilding revenue, compared to 5.4% in the year-ago quarter, as we continue to benefit from a lower relative cost structure due to positive operating leverage.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $39.8 million, real estate inventories totaled $1.8 billion, total assets were $2.1 billion and total equity was $726.8 million. Total debt to book capitalization was 61.6%, and net debt to net book capitalization was 60.8% at June 30, 2016, compared to 62.2% and 61.1%, respectively, as of December 31, 2015.

Conference Call

The Company will host a conference call to discuss these results today, Friday, August 5, 2016 at 10:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference id #52484853, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through August 12, 2016 by dialing (855) 859-2056 or (404) 537-3406, conference id #52484853. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and

Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 96,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated new home deliveries and revenue, gross margin performance, backlog conversion rates, operating and financial results for the third quarter of 2016 and full year 2016, community count growth, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; adverse weather conditions, including but not limited to the continued drought in California and the Southwest; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; changes in governmental laws and regulations and increased costs, fees and delays associated therewith; uncertainties regarding the 2016 U.S. presidential election; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; whether we are able to pay off or refinance the outstanding balances of our debt obligations at their maturity; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development;

and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
Operating revenue
Home sales	$325,059	$247,740
Construction services	594	6,955

	325,653	254,695

Operating costs
Cost of sales — homes	(268,638)	(200,248)
Construction services	(548)	(5,898)
Sales and marketing	(18,112)	(14,904)
General and administrative	(16,685)	(13,415)
Amortization of intangible assets	—	(462)
Other	(487)	(421)

	(304,470)	(235,348)

Operating income	21,183	19,347
Equity in income of unconsolidated joint ventures	1,194	515
Other income, net	228	642

Income before provision for income taxes	22,605	20,504
Provision for income taxes	(7,519)	(7,254)

Net income	15,086	13,250
Less: Net income attributable to noncontrolling interests	(525)	(973)

Net income available to common stockholders	$14,561	$12,277

Income per common share:
Basic	$0.40	$0.34
Diluted	$0.38	$0.32
Weighted average common shares outstanding:
Basic	36,786,268	36,565,369
Diluted	38,356,722	38,026,866

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Operating revenue
Home sales	$586,354	$437,455
Construction services	3,724	14,408

	590,078	451,863

Operating costs
Cost of sales — homes	(483,809)	(354,329)
Construction services	(3,372)	(11,927)
Sales and marketing	(33,105)	(27,128)
General and administrative	(34,519)	(27,363)
Amortization of intangible assets	—	(665)
Other	(810)	(957)

	(555,615)	(422,369)

Operating income	34,463	29,494
Equity in income of unconsolidated joint ventures	2,375	763
Other income, net	753	1,423

Income before provision for income taxes	37,591	31,680
Provision for income taxes	(12,564)	(10,824)

Net income	25,027	20,856
Less: Net income attributable to noncontrolling interests	(1,452)	(1,897)

Net income available to common stockholders	$23,575	$18,959

Income per common share:
Basic	$0.64	$0.52
Diluted	$0.62	$0.50
Weighted average common shares outstanding:
Basic	36,719,057	36,514,962
Diluted	38,302,047	37,876,696

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and cash equivalents	$39,764	$50,203
Restricted cash	—	504
Receivables	6,730	14,838
Escrow proceeds receivable	2,301	3,041
Real estate inventories	1,828,847	1,675,106
Investment in unconsolidated joint ventures	7,274	5,413
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of June 30, 2016 and December 31, 2015	6,700	6,700
Deferred income taxes, net	79,846	79,726
Other assets, net	18,526	21,017

Total assets	$2,056,890	$1,923,450

LIABILITIES AND EQUITY
Accounts payable	$89,093	$75,881
Accrued expenses	73,855	70,324
Revolving credit facility	59,000	65,000
Construction notes payable	10,041	15,915
Joint venture notes payable	140,910	94,266
Land notes payable	29,439	—
Subordinated amortizing note	10,692	14,066
5 3⁄4% Senior Notes due April 15, 2019	148,555	148,295
8 1⁄2% Senior Notes due November 15, 2020	422,872	422,896
7% Senior Notes due August 15, 2022	345,661	345,338

	1,330,118	1,251,981

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,894,438 and 28,363,879 shares issued, 27,866,275 and 27,657,435 outstanding at June 30, 2016 and December 31, 2015, respectively	289	284
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	38	38
Additional paid-in capital	415,344	413,810
Retained earnings	241,538	217,963

Total William Lyon Homes stockholders’ equity	657,209	632,095
Noncontrolling interests	69,563	39,374

Total equity	726,772	671,469

Total liabilities and equity	$2,056,890	$1,923,450

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1) (dollars in thousands)
Homes closed	663	553	20%

Home sales revenue	$325,059	$247,740	31%
Cost of sales (excluding interest and purchase accounting adjustments)	(246,960)	(183,450)	35%

Adjusted homebuilding gross margin (2)	$78,099	$64,290	21%

Adjusted homebuilding gross margin percentage (2)	24.0%	26.0%	(7%)

Interest in cost of sales	(14,020)	(8,676)	62%
Purchase accounting adjustments	(7,658)	(8,122)	(6%)

Gross margin	$56,421	$47,492	19%

Gross margin percentage	17.4%	19.2%	(9%)

Number of homes closed
California	147	151	(3%)
Arizona	134	38	253%
Nevada	73	60	22%
Colorado	47	59	(20%)
Washington	83	108	(23%)
Oregon	179	137	31%

Total	663	553	20%

Average sales price of homes closed
California	$688,400	$534,500	29%
Arizona	265,600	276,500	(4%)
Nevada	666,500	512,900	30%
Colorado	514,400	464,500	11%
Washington	450,200	427,600	5%
Oregon	436,100	380,800	15%

Total	$490,300	$448,000	9%

Number of net new home orders
California	238	205	16%
Arizona	142	160	(11%)
Nevada	97	70	39%
Colorado	72	77	(6%)
Washington	88	117	(25%)
Oregon	234	214	9%

Total	871	843	3%

Average number of sales locations during period
California	18	16	13%
Arizona	8	8	0%
Nevada	12	11	9%
Colorado	11	13	(15%)
Washington	6	5	20%
Oregon	17	14	21%

Total	72	67	7%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,206	941	28%

Home sales revenue	$586,354	$437,455	34%
Cost of sales (excluding interest and purchase accounting adjustments)	(443,791)	(326,497)	36%

Adjusted homebuilding gross margin (2)	$142,563	$110,958	28%

Adjusted homebuilding gross margin percentage (2)	24.3%	25.4%	(4%)

Interest in cost of sales	(25,767)	(15,377)	68%
Purchase accounting adjustments	(14,251)	(12,455)	14%

Gross margin	$102,545	$83,126	23%

Gross margin percentage	17.5%	19.0%	(8%)

Number of homes closed
California	289	286	1%
Arizona	216	63	243%
Nevada	135	94	44%
Colorado	100	100	0%
Washington	151	184	(18%)
Oregon	315	214	47%

Total	1,206	941	28%

Average sales price of homes closed
California	$671,100	$559,600	20%
Arizona	262,200	280,900	(7%)
Nevada	588,100	617,200	(5%)
Colorado	505,700	455,900	11%
Washington	465,300	421,000	11%
Oregon	430,200	367,500	17%

Total	$486,200	$464,900	5%

Number of net new home orders
California	400	389	3%
Arizona	250	204	23%
Nevada	163	116	41%
Colorado	150	162	(7%)
Washington	172	231	(26%)
Oregon	425	329	29%

Total	1,560	1,431	9%

Average number of sales locations during period
California	18	16	13%
Arizona	8	6	33%
Nevada	12	10	20%
Colorado	10	13	(23%)
Washington	6	5	20%
Oregon	16	9	78%

Total	70	59	19%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of June 30,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	305	261	17%
Arizona	243	188	29%
Nevada	143	95	51%
Colorado	128	146	(12%)
Washington	65	109	(40%)
Oregon	209	169	24%

Total	1,093	968	13%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$223,080	$178,602	25%
Arizona	66,816	47,268	41%
Nevada	82,993	60,506	37%
Colorado	66,122	68,556	(4%)
Washington	42,851	46,880	(9%)
Oregon	93,617	69,734	34%

Total	$575,479	$471,546	22%

Lots owned and controlled at end of period Lots owned
California	1,652	2,256	(27%)
Arizona	4,985	5,358	(7%)
Nevada	3,251	2,922	11%
Colorado	698	914	(24%)
Washington	1,449	1,241	17%
Oregon	1,133	1,050	8%

Total	13,168	13,741	(4%)

Lots controlled
California	1,288	1,179	9%
Arizona	—	—	0%
Nevada	55	171	(68%)
Colorado	1,148	148	676%
Washington	1,093	726	51%
Oregon	2,083	1,421	47%

Total	5,667	3,645	55%

Total lots owned and controlled
California	2,940	3,435	(14%)
Arizona	4,985	5,358	(7%)
Nevada	3,306	3,093	7%
Colorado	1,846	1,062	74%
Washington	2,542	1,967	29%
Oregon	3,216	2,471	30%

Total	18,835	17,386	8%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net income available to common stockholders	$14,561	$12,277	$23,575	$18,959
Net cash used in operating activities	$(15,369)	$(43,844)	$(74,905)	$(104,940)
Interest incurred	$20,558	$18,611	$40,819	$36,644
Adjusted EBITDA (1)	$48,458	$38,756	$81,990	$61,778
Adjusted EBITDA Margin (2)	14.9%	15.2%	13.9%	13.7%
Ratio of adjusted EBITDA to interest incurred	2.4	2.1	2.0	1.7

Balance Sheet Data

	June 30, 2016	December 31, 2015
Cash, cash equivalents and restricted cash	$39,764	$50,707

Total William Lyon Homes stockholders’ equity	657,209	632,095
Noncontrolling interest	69,563	39,374
Total debt	1,167,170	1,105,776

Total book capitalization	$1,893,942	$1,777,245

Ratio of debt to total book capitalization	61.6%	62.2%
Ratio of debt to total book capitalization (net of cash)	60.8%	61.1%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net income available to common stockholders	$14,561	$12,277	$23,575	$18,959
Provision for income taxes	7,519	7,254	12,564	10,824
Interest expense
Interest incurred	20,558	18,611	40,819	36,644
Interest capitalized	(20,558)	(18,611)	(40,819)	(36,644)
Amortization of capitalized interest included in cost of sales	15,014	8,676	26,761	15,377
Stock based compensation	1,069	1,806	2,561	3,157
Depreciation and amortization	507	850	1,005	1,407
Non-cash purchase accounting adjustments	10,689	8,122	17,282	12,455
Cash distributions of income from unconsolidated joint ventures	293	286	617	362
Equity in income of unconsolidated joint ventures	(1,194)	(515)	(2,375)	(763)

Adjusted EBITDA	$48,458	$38,756	$81,990	$61,778